EXHIBIT 10.31
                              EMPLOYMENT AGREEMENT

Agreement dated this 28th day of July, 1998, by and between Able Telcom Holding Corp., with its address at 1601 Forum Place, Suite 1110, West Palm Beach, Florida, 33401, ("Employer"), and MIKE BRESLIN, ("Employee").

                                  WITNESSETH:

WHEREAS, Employer is engaged in the telephone and telecommunication installation and service, and manufacture sale and installation of highway signs and traffic control products.

WHEREAS, Employer desires to employ Employee as the PRESIDENT/COO of MFS Transportation Systems.

WHEREAS, Employer desires to avail itself of the services of the Employee in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Employer.

WHEREAS, Employee has evidenced his willingness to enter into an employment agreement with respect to his employment by Employer, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and mutual promises and covenants herein contained, it is agreed as follows:

1. EMPLOYMENT: DUTIES
         SUMMARY
         Plans, develops, establishes policies and objectives of business organization in accordance with the President and Board directives and corporation charter, manages and directs the organization toward its primary objectives, based on profit and return on capital, by performing the following duties personally or through subordinate managers.

         ESSENTIAL DUTIES AND RESPONSIBILITIES include the following. Other duties may be assigned.
         Confers with company officials to plan business objectives, to develop organizational policies, to coordinate functions and operations between divisions and departments, and to establish responsibilities and procedures for attaining objectives.

         Reviews activity reports and financial statements to determine progress and status in attaining objectives and revises objectives and plans in accordance with current conditions.

         Directs and coordinates formulation of financial programs to provide funding for new or continuing operations to maximize returns on investments and to increase productivity.


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         Plans and develops industrial, labor, and public relations policies designed to improve company's image and relations with customers, employees, stockholders, and public.

         Evaluates performance of executives for compliance with established policies and objectives of firm and contributions in attaining objectives.

         Presides over Board of Directors for MFS Trans Tech.

         Serves as chairman of committees such as management, executive, engineering, and sales.

         QUALIFICATIONS
         To perform this job successfully, an individual must be able to perform each essential duty satisfactorily. The requirements listed below are representative of the knowledge, skill, and/or ability required. Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.

         PHYSICAL DEMANDS
         The physical demands described here are representative of those that must be met by an employee to successfully perform the essential functions of this job. Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.

         WORK ENVIRONMENT
         The work environment characteristics described here are representative of those an employee encounters while performing the essential functions of this job. Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.

2. FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, Employee shall devote all of his business time, attention and energies to the business of Employer.

3. TERM

Employee's employment thereunder shall be for a term of three (3) years to commence on the date hereof and will be renewed annually, subject to Board of Directors approval.

In the event employee voluntarily resigns, employer's obligations are limited to payment of base salary through the last day of employee's employment and approved accrued vacation days. Stock options are exercisable per the stock option plan provisions and no acceleration of unvested shares will be made to employee.

4. TERMINATION FOR CAUSE

Notwithstanding any other provision of this Agreement, Employee may be terminated on thirty (30) days notice without further benefits or compensation for any of the following reasons: a) misuse, misappropriation or embezzlement of any Employer property or funds; b) conviction of a felony, c) breach of any material provision of this agreement.


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5. TERMINATION WITHOUT CAUSE

Termination without cause can only be affected by an action by the Board of Directors representing a majority of the members approving such termination. In the event of the termination without cause, the Employee will be paid the remainder of the base salary due under each one-year contract period and with a minimum of 90 days severence pay (base salary only). All unexercised stock options shall be accelerated. Upon sale or divestiture, the entire remaining portion of this contract will be paid.

6. COMPENSATION

As full compensation for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

i) BASE SALARY. Employer during the term hereof shall pay Employee a base salary at the rate of ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($175,000) per annum, payable no less frequently than in monthly installments.

ii) REIMBURSEMENT OF EXPENSES. Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, including travel and entertainment, such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for, such expenses.

iii) SALARY ADJUSTMENTS. Prior to the expiration of each contract year, the Board of Directors will review Employee's salary and benefits and if appropriate in its sole and absolute discretion will increase such salary and benefits for the next succeeding year.

iv. AUTOMOBILE ALLOWANCE. Employer shall provide Employee with an allowance of Five Hundred Dollars ($500) per month.

7. OPTIONS

Will automatically vest if Transportation Systems is sold or there is a change in control of Able Telcom, Inc. Employee will receive 50,000 share stock option at $14.00 per share, which vests after one year of employment.

8. FRINGE BENEFITS

During the term of this Agreement, Employer shall provide at its sole expense to the Employee, hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other management employees.

9. UPON TERMINATION OF EMPLOYMENT

Subsequent to the termination of the employment of Employee, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers. Further, Employee will not solicit any of the employees of Employer to leave the Employer for a period of two (2) years following such termination. In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of two (2) years following termination of employment. To the extent such information is proprietary and not generally available to the public or sources outside employers company.


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10. INCAPACITY

In the event that Employee shall become incapacitated or unable to perform the duties of his employment hereunder for the balance of the current one year Period (hereinafter referred to as the "Disability Period"), the Employee nevertheless shall be entitled to full salary and other payments not including bonus, provided for hereunder during the Disability Period; provided, however, that any amount paid to the Employee under any Employer provided disability insurance will be subtracted from payments to be made to the Employee by the Employer. In the event that Employee is incapacitated for a period which exceeds the Disability Period, Employee shall not be entitled to receive the compensation and other payments provided for hereunder for any time after the end of the Disability Period. In no event shall the disability payment period exceed the period of this Contract. Employee shall be considered to be incapacitated when he is unable to perform the normal duties required of him hereunder. Two (2) medical doctors assigned by Employer shall determine incapacity.

11. NOTICES

All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other such change of address in the manner herein provided. Employer, or its management, directors, representatives, employees or affiliates will not make any public announcements or any other information related to Employer, directly or indirectly, without the expressed written consent of Employee.

12. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless expressed herein.

13. ENTIRE AGREEMENT: MODIFICATION

All prior agreements with respect to the subject matter hereof between the parties are hereby canceled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

14. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.


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15. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of this Agreement, shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

16. GOVERNING LAW

This Agreement shall be construed and governed by the laws of the State of Florida.

17. ARBITRATION

Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach thereof, shall be settled by arbitration before the American Arbitration Association, in Palm Beach County, Florida, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

18. CONTRACT

This contract supersedes all previous contracts between Employee and employer.

19. READINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF the parties have set their hands and seals this 28th day of July, 1998.


Witness:                      Employer: ABLE TELCOM HOLDING CORP.

By: /s/ JESUS DOMINGUEZ       By: /s/ FRAZIER GAINES
   ---------------------         ----------------------------------
                                 Frazier Gaines
                                 Chief Executive Officer & Director


Witness:                      Employee:

By: /s/ CURTIS A. DALE        By: /s/ MIKE BRESLIN
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